Exhibit 99.1

Lumera Corporation Announces NASDAQ Notice

BOTHELL, Wash.--(BUSINESS WIRE)—November 19, 2008--Lumera Corporation (NASDAQ:LMRA) (the "Company"), a leader in the field of photonic communications, today announced that it received a NASDAQ Staff Determination on November 18, 2008, indicating that the Company fails to comply with the minimum stockholders' equity requirements for continued listing, set forth in Marketplace Rule 4450(a)(3) and that its common stock is therefore scheduled to be delisted from The NASDAQ Global Market on November 28, 2008.

Marketplace Rule 4450(a)(3) provides that the Company must maintain a minimum stockholders’ equity of $10,000,000 for continued listing on The NASDAQ Global Market. As reported on the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, the Company’s stockholders’ equity was $8,718,000. The Company does qualify for a continued listing on the NASDAQ Capital Market at this time.

The Company intends to request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination, and to request that consideration of the matter be postponed until after Lumera's upcoming annual meeting, at which its proposed merger with GigOptix will be considered. After that point, the new GigOptix Inc. may propose to have its stock listed on the NASDAQ Global Market, to move to the NASDAQ Capital Market or to agree that its stock will be delisted, in which case it would be traded on the OTCBB. Although the Company is requesting a hearing before a NASDAQ Listing Qualifications Panel, there can be no assurance the Panel will grant the Company's request for continued listing.

About Lumera
Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. For more information, please visit www.lumera.com.

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On October 27, 2008, the Securities and Exchange Commission declared effective a registration statement on Form S-4 filed by GigOptix, Inc., which contains a proxy statement/prospectus of Lumera regarding the proposed merger transaction between GigOptix and Lumera, as well as other relevant documents concerning the transaction. WE URGE INVESTORS AND SECURITY HOLDERS OF LUMERA TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GIGOPTIX, INC., LUMERA, GIGOPTIX LLC AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus was mailed to Lumera’s stockholders on or about October 28, 2008 seeking their approval of the merger agreement and related matters. Investors and security holders may obtain a free copy of the registration statement and proxy statement/prospectus and other documents filed by Lumera with the SEC at the SEC’s web site at www.sec.gov. Free copies of Lumera’s SEC filings are available on Lumera’s web site at www.lumera.com and also may be obtained without charge by directing a request to Lumera Corporation, 19910 North Creek Parkway, Bothell, WA 98011-3008, Attention: Investor Relations or by telephoning us at (425) 398-6546.

Lumera and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Lumera’s stockholders with respect to the proposed transaction. Information regarding Lumera’s directors and executive officers is included in its annual report on Form 10-K filed with the SEC on March 17, 2008, as amended by Form 10-K/A filed with the SEC on March 27, 2008. More detailed information regarding the identity of potential participants and their direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in the registration.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this document may contain forward-looking information regarding Lumera and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving Lumera and GigOptix, LLC including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Lumera and GigOptix, LLC and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except for any obligation to disclose material information under the Federal securities laws, Lumera undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

Contact:

Hélène F. Jaillet, Ph.D
(Investor Relations)
Lumera Corporation
425-398-6546

Todd Wolfenbarger
(Media)
The Summit Group Communications
801-595-1155
801-244-9600 cell

SOURCE: Lumera Corporation